Exhibit 99

NEWS RELEASE	11511 Luna Road, Dallas, Texas 75234 Tel 214.956.4511 • Fax 214.956.4239 Contact: John Feray Chief Accounting Officer

FOR IMMEDIATE RELEASE

Haggar Announces Quarterly Dividend Dates

DALLAS, February 15, 2005 — Haggar Corp. clarified the record and payment dates for the Company’s upcoming $0.05 per share quarterly dividend.  The dividend will be payable on March 7, 2005, to shareholders of record as of February 22, 2005.

About Haggar

Haggar Clothing Co., a wholly owned subsidiary of Haggar Corp. (Nasdaq: HGGR), is a leading marketer of men’s casual and dress apparel and women’s sportswear, with global headquarters in Dallas, TX. Haggar markets in the United States, United Kingdom, Canada, Mexico and Indonesia. Haggar also holds exclusive licenses to use the Claiborne® trademark in the United States to manufacture, market and sell men’s shorts and pants and to use the Kenneth Cole New York® and Kenneth Cole Reaction® trademarks throughout the United States to manufacture, distribute and sell men’s tailored dress pants and men’s classification dress and casual pants and shorts in men’s classification pant departments. For more information visit the Haggar website at http://www.haggar.com .